Exhibit 10.16
FIRST AMENDMENT TO BLOCKED ACCOUNT AGREEMENT
     THIS FIRST AMENDMENT TO BLOCKED ACCOUNT AGREEMENT (this “Amendment”) is made as of the 25 day of May, 2005 by and among WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”), WORLD AIRWAYS, INC., a Delaware corporation (“Company”), and CITIBANK, N.A., as Collateral Agent (“Agent”), for the benefit of itself and the Lenders, the Board and the Supplemental Guarantor (as such terms are defined in the Loan Agreement referenced below).
R E C I T A L S:
     Pursuant to that certain Loan Agreement dated as of December 30, 2003 among the Company, the Agent, the Board, the Lenders and the other parties signatory thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Lenders have agreed to make loans and extend other financial accommodations to Company.
     To secure the obligations under the Loan Agreement, the Bank, the Company and the Agent entered into that certain Blocked Account Agreement dated December 30, 2003.
     The Bank, the Company and the Agent desire to amend the Blocked Account Agreement upon the terms and conditions hereinafter set forth. Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Blocked Account Agreement.
     NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank, the Company and the Agent, intending to be legally bound hereby, agree as follows:
     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
     SECTION 2. Amendments. The Blocked Account Agreement is hereby amended as set forth in this Section 2.
(a) Exhibit A to the Blocked Account Agreement is hereby amended and restated as Exhibit A attached hereto and incorporated herein by this reference, and the Bank’s representation in subsection (ii) of the section entitled “THE BLOCKED ACCOUNTS” shall be deemed to refer to Exhibit A attached hereto and Schedule 1 as amended in subsection 2(d) below.
(b) The section entitled “FEES” is hereby amended by deleting the last sentence thereof.
(c) The section entitled “UNCOLLECTED FUNDS” is hereby amended by deleting the last sentence thereof.

(d) Schedule 1 attached to the Blocked Account Agreement is hereby amended to delete the following accounts, which are closed as of the date hereof:

Account No.	Title

2050000598968	World Airways
5025492677	Trust Account
(e) The section “DEBTOR’S RIGHTS IN BLOCK ACCOUNTS” is hereby amended by amending and restating the last sentence thereof in its entirety as follows:
By their signatures to this Agreement, Company hereby authorizes and directs Bank, and Bank agrees, to comply with the instructions of Agent directing disposition of the funds without further consent of Company and, upon Agent’s delivery of a Notice of Exclusive Control and Agent’s wire instructions to Bank, to forward funds to such account as may be designated by Agent to Bank in writing from time to time; provided, however, that any Receipt deposited to any Blocked Account shall not be released by Bank until such Receipt has been fully and completely honored as verified by Bank.
     SECTION 3. No Other Amendment. Except for the amendments set forth above, the text of the Blocked Account Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Blocked Account Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Blocked Account Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Blocked Account Agreement as hereby amended. The parties hereto hereby expressly agree that the Blocked Account Agreement, as amended, is in full force and effect.
     SECTION 4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
     SECTION 5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Georgia.
     SECTION 6. Effective Date. This Amendment shall be effective as of the date set forth hereinabove.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Michael J. Romano Michael J. Romano
Title:	Vice President

WORLD AIRWAYS, INC.

By: Name:	/s/ Gilberto M. Duarte, Jr. Gilberto M. Duarte, Jr.
Title:	Chief Financial Officer

CITIBANK, N.A., as Agent

By: Name:	/s/ Fernando Moreyra Fernando Moreyra
Title:	Assistant Vice President
Exhibit A

EXHIBIT A
See Attached
Exhibit A